Registration No.
==========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                               ____________


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                               ____________

                       KING WORLD PRODUCTIONS, INC.
          (Exact name of Registrant as specified in its charter)
Delaware                                                         13-2565808
(State or other                                            (I.R.S. employer
jurisdiction of                                      identification number)
incorporation or
organization)
                               12400 Wilshire Boulevard
                           Los Angeles, California 90025
           (Address of Principal Executive Offices)   (Zip Code)
                               ____________

                       KING WORLD PRODUCTIONS, INC.
 1996 AMENDED AND RESTATED STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

                         (Full title of the Plan)
                               ____________

                               Michael King
                   Vice-Chairman and Chief Executive Officer
                       King World Productions, Inc.
                               12400 Wilshire Boulevard
                         Los Angeles, California 90025
                  (Name and address of agent for service)

                              (310) 826-1108
       (Telephone number, including area code, of agent for service)
                               ____________

                                Copies to:
                         MARK J. TANNENBAUM, ESQ.
               Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, N. Y. 10111

                      CALCULATION OF REGISTRATION FEE
==========================================================================

                                   Proposed    Proposed
                                   maximum     maximum
                    Amount         offering    aggregate    Amount of
Title of securities to be          price per   offering     registration
to be registered    registered     share<F1>   price<F1>    fee
__________________________________________________________________________

Common Stock,
$.01 par value      1,000,000 shs.<F2> $54.44  $54,440,000 $16,059.80
==========================================================================
[FN]
<F1> Calculated pursuant to Rule 457(c) and 457(h) using the average of the high and low prices reported on the New York Stock Exchange on January 23, 1998.

<F2> The Registrant is effecting a two-for-one stock split in the form of a stock dividend payable on February 17, 1998 to holders of record on February 3, 1998. The number of shares and stock prices described herein are all on a pre-stock dividend basis.

==========================================================================

<PAGE #>                     EXPLANATORY NOTE
                             ________________

          This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act"), to register 1,000,000 shares of common stock, $.01 par value ("Common Stock"), of King World Productions, Inc. (the "Registrant") (on a pre-stock dividend basis) issuable pursuant to the Registrant's 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan").

          Pursuant to Rule 429 under the Act, the Prospectus to be deliv-ered pursuant to this Registration Statement will be a combined prospectus relating to (i) the shares registered hereunder, (ii) the remaining unsold shares under Registration Statement No. 333-11363, (iii) the remaining unsold shares registered under Registration Statement 33-54691 and (iv) the remaining unsold shares registered under Registration Statement No. 33-30694. This Registration Statement also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-11363, Post-Effective Amendment No. 2 to Registration Statement No. 33-54691 (collectively the "Registration Statements") and Post-Effective Amendment No. 3 to Registra-tion Statement No. 33-30694. The contents of the Registration Statements are incorporated herein by reference. The Post-Effective Amendments shall become effective upon filing in accordance with Section 8(c) of the Act and Rule 464 promulgated thereunder.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Pursuant to Rule 428(b)(1) under the Act, an information statement containing the information specified in Part I of this Form S-8 (an "Information Statement") will be distributed to participants under the Plan. Each Information Statement, taken together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, constitutes a prospectus meeting the requirements of Section 10(a) of the Act pursuant to Rule 428(a)(1) under the Act, and each Information State-ment is hereby incorporated by reference in this Registration Statement. All items incorporated herein by reference in Item 3 of Part II below and all other documents required to be delivered to participants pursuant to Rule 428(b) of the Act, shall be made available without charge upon written or oral request. Requests for such documents should be directed to Steven
A. LoCascio, King World Productions, Inc., c/o King World Corporation, 830 Morris Turnpike, Short Hills, New Jersey 07078.

          Under cover of this Form S-8 is a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Act (the "Reoffer Prospec-tus"). The Reoffer Prospectus may be utilized for reofferings and resales of up to 4,536,833 shares of Common Stock acquired by selling stockholders through participation in the Plan and King World Productions, Inc. Incen-tive Equity Compensation Plan for Senior Executives.
<PAGE #>REOFFER PROSPECTUS

                       KING WORLD PRODUCTIONS, INC.

                             4,536,833 SHARES
                               COMMON STOCK

          This Reoffer Prospectus (the "Prospectus") relates to the offering by certain selling stockholders (the "Selling Stockholders") of King World Productions, Inc. (the "Company") who may be deemed "affiliates" of the Company (as such term is defined in Section 405 of the Securities Act of 1933, as amended (the "Act")), of 4,536,833 shares of common stock, $.01 par value ("Common Stock") of the Company, which may be acquired by them pursuant to the exercise of options granted to them pursuant to the Company's 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan and the Company's Incentive Equity Compensation Plan for Senior Executives (the "Plans").

          Selling Stockholders may, from time to time, offer all or part of the shares acquired by them pursuant to Awards made by the Company under the Plans on the over-the-counter market or such national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transac-tions. The Company will pay all expenses in preparing and reproducing the Registration Statement of which this Prospectus is a part, but will not receive any part of the proceeds of any sales of such shares. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders will pay the brokerage commissions charged to sellers in connection with such sales. See "Plan of Distribu-tion."

          The Common Stock is traded on the New York Stock Exchange. On January 23, 1998, the closing price of the Common Stock was $54.44 per share.

                               ____________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
           BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
           THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                          IS A CRIMINAL OFFENSE.

                               ____________

          No person has been authorized to give any information or make any representation in connection with this offering other than is contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. However, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                               ____________

               The date of this Prospectus is January 29, 1998
<PAGE #>
                             TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . .    1

The Company . . . . . . . . . . . . . . . . . . . . . . . .    2

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .    2

Selling Stockholders. . . . . . . . . . . . . . . . . . . .    2

Plan of Distribution. . . . . . . . . . . . . . . . . . . .    4

Incorporation of Certain Documents by Reference . . . . . .    4

Legal Matters . . . . . . . . . . . . . . . . . . . . . . .    4

Experts . . . . . . . . . . . . . . . . . . . . . . . . . .    4

Other Matters . . . . . . . . . . . . . . . . . . . . . . .    5


                           AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement or incorporated herein by reference is qualified by reference to such document.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Commission.
Reports, proxy statements and other information filed by the Company can be inspected and copied at public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., in Washington, D.C., and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

          The Common Stock of the Company is listed on the New York Stock Exchange. Reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          The Company will promptly furnish, without charge, to each person to whom this Prospectus is delivered, upon written request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into such information). Requests for such copies should be directed to Steven A. LoCascio, King World Productions, Inc., c/o King World Corporation, 830 Morris Turnpike, Short Hills, New Jersey 07078.


                                THE COMPANY

          The Company was incorporated in October 1984 under the laws of the State of Delaware and is the successor to a corporation incorporated in 1964 under the laws of the State of New Jersey to distribute or syndicate feature length films and television programs to television stations. The Company currently distributes first-run syndicated television programming to television stations throughout the United States, in Canada and in a number of other foreign countries.

          The Company's revenues are currently derived primarily from the first-run strip syndication of the television series THE OPRAH WINFREY SHOW, WHEEL OF FORTUNE, and JEOPARDY!; and INSIDE EDITION.

          The Company distributes THE OPRAH WINFREY SHOW pursuant to an agreement with Harpo, Inc., the producer of the series. The Company intro-duced THE OPRAH WINFREY SHOW in national television syndication in the 1986-1987 television season and has served as the exclusive distributor of the series since such time. The Company distributes WHEEL OF FORTUNE and JEOPARDY! pursuant to agreements with Columbia TriStar Television (formerly Merv Griffin Enterprises). INSIDE EDITION is produced and distributed by the Company.

          The Company's corporate headquarters are located at 12400 Wilshire Boulevard, Los Angeles, California 90025, telephone number
(310) 826-1108.

                              USE OF PROCEEDS

          All of the shares of Common Stock are being offered by the Selling Stockholders. The Company will not receive any proceeds from sales of Common Stock by the Selling Stockholders.

                           SELLING STOCKHOLDERS

          The Selling Stockholders consist of officers and directors (including non-employee directors) of the Company. Such Selling Stockhold-ers may offer up to an aggregate 4,526,833 shares of Common Stock which may be acquired by them pursuant to the exercise of options granted to them under the Plans. There is no assurance that any of the Selling Stockhold-ers will sell any or all of the Common Stock offered by them hereunder. As of January 23, 1998, an aggregate 6,642,018 options have been granted to the Selling Stockholders pursuant to the Plans, of which, as of such date, 4,526,833 options remain outstanding and an aggregate 1,960,834 options have vested and are fully exercisable.

          The following table sets forth: (i) the name and position of each of the Selling Stockholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of January 23, 1998,
(iii) the number of shares of Common Stock that may be offered and sold by each Selling Stockholder pursuant to this Prospectus and (iv) the amount and percentage of the Common Stock to be owned by each Selling Stockholder after completion of this offering. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.

<PAGE #>

                     Shares Owned                        Shares Owned
                         as of            Shares        After Offering <F2>
                                                        ______________
Name and Position January 23, 1998 <F1>   Offered    Number     Percentage
_________________ __________________      _______    ______     __________
Roger King           3,131,763 <F3>     1,740,000 <F3> 1,391,763   3.6%
Chairman of
the Board and
Director

Michael King         3,458,150 <F4>     1,740,000 <F4> 1,718,150  4.4%
Vice Chairman,
Chief Executive
Officer and
Director

Jules Haimovitz        250,000            250,000          0       <F5>
President and
Chief Operating
Officer

Steven R. Hirsch       262,000            262,000          0       <F5>
President,
King World Media
Sales, Inc.

Steven A. LoCascio     125,000            125,000          0       <F5>
Senior Vice President
 and Chief Financial
 Officer

Jonathan Birkhahn      165,000            159,000      6,000       <F5>
Senior Vice President
Business Affairs and
General Counsel

Michael Spiessbach     100,000            100,000          0       <F5>
President, King World
Ventures

Robert V. Madden       102,706<F6>        100,000      2,706       <F5>
Senior Vice President
Administration

Joel Chaseman           30,833             30,833          0       <F5>
Director

Fredric D. Rosen        10,000             10,000          0       <F5>
Director

Richard King         1,787,565             10,000  1,777,565       4.8%
Director

__________________________

<F1> Includes shares of Common Stock underlying options granted to the
Selling Stockholders under the Plans, whether or not exercisable.

<F2> Assuming all shares that may be offered hereby are sold and based on
36,709,803 shares outstanding on January 23, 1998, as well as shares of Common Stock underlying options granted to each selling stockholder under the Plans, whether or not exercisable.

<F3> Includes 240,000 shares issuable upon exercise of currently exercis-
able stock options granted to Mr. King under the Company's Incentive Equity Compensation Plan for Senior Executives, and excludes 5,750 shares held by Mrs. Roger King.

<F4> Includes 240,000 shares issuable upon exercise of currently exercis-
able stock options granted to Mr. King under the Company's Incentive Equity Compensation Plan for Senior Executives.

<F5> Less than 1%.

<F6> Includes 1,035 shares held in Mr. Madden's IRA account, 997 shares held in his wife's IRA account and an aggregate 404 shares held in two trust accounts for the benefit of Mr. Madden's minor daughters. Mr. Madden disclaims beneficial ownership of the shares held by such trusts and by his wife.

/TABLE

<PAGE #>                   PLAN OF DISTRIBUTION

          Selling Stockholders may, from time to time, offer all or part of the shares acquired by them pursuant to Awards made by the Company under the Plans on the over-the-counter market or such national securities exchange upon which the Common Stock is traded at the time of such sales, at prices prevailing at the time of such sales, or in negotiated transac-tions. The Company will pay all expenses in preparing and reproducing the Registration Statement of which this Prospectus is a part, but will not receive any part of the proceeds of any sales of such shares. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders will pay the brokerage commissions charged to sellers in connection with such sales.

          The Company and the Selling Stockholders may enter into customary agreements concerning indemnification and the provision of information in connection with the sale of the Shares.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          There are incorporated in this Prospectus by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

          1. The Company's Annual Report on Form 10-K for the year ended August 31, 1997.

          2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1997.

          3. The Company's Proxy Statement for its 1998 Annual Meeting of Stockholders.

          4. "Description of the Company's Securities to be Registered" contained in the Registration Statement on Form 8-A filed with the Commis-sion on August 22, 1986 pursuant to Section 12 of the Exchange Act, and "Description of Capital Stock" contained in the Registration Statement of the Company on Form S-1 (No. 33-8357).

          All reports subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


                               LEGAL MATTERS

          The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111.

                                  EXPERTS

          The consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended August 31, 1997, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                               OTHER MATTERS

          The Company's Restated Certificate of Incorporation limits the personal liability of directors to the Company or its stockholders for monetary damages for breaches of fiduciary duty, as directors, except for liability for any breach of directors' duty of loyalty to the Company or its stockholders, or acts or omissions not in good faith or which involve intentional misconduct or violation of law under Section 174 of the Dela-ware General Corporation Law, or any transaction from which a director derived an improper personal benefit. This provision of the Company's Restated Certificate of Incorporation is consistent with the Delaware General Corporation Law, which permits Delaware corporations to include in their certificates of incorporation a provision limiting directors' liability for monetary damages for certain breaches of their fiduciary duties as directors.

          The Company's By-laws provide for indemnification of officers, directors and employees of the Company to the fullest extent permitted by the Delaware General Corporation Law. Under the Delaware General Corpora-tion Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investiga-tive (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and that the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

          The Company also maintains agreements with each of its directors requiring the Company to maintain in effect policies of directors' and officers' liability insurance in specified minimum amounts, or, in lieu thereof, to hold harmless and indemnify the director to the full extent of the coverage that would otherwise have been required to be provided pursuant to the agreement. In addition, the agreements require the Company to hold harmless and indemnify the director, to the full extent permitted by the Delaware General Corporation Law or any other statutory provisions authorizing or permitting indemnification of directors, from and against any losses suffered or incurred by the director in excess of the amounts reimbursed under the Company's directors' and officers liability insurance policy or the indemnity provided in lieu thereof.

          The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the Delaware General Corporation Law,
Article VI of the Company's By-laws, Article IX of the Company's By-laws,
Article IX of the Company's Restated Certificate of Incorporation, as amended, and the above-mentioned agreements with each of the Company's directors, as applicable.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the Company's By-laws, the Delaware General Corporation Law or agreements between the Company and its officers, directors and controlling persons, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securi-ties Act and is therefore unenforceable.
<PAGE #>
                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

          1. The Company's Annual Report on Form 10-K for the year ended August 31, 1997.

          2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1997.

          3. The Company's Proxy Statement for its 1998 Annual Meeting of Stockholders.

          4. "Description of Registrant's Securities to be Registered" contained in the Registration Statement on Form 8-A filed with the Commis-sion on August 22, 1986 pursuant to Section 12 of the Exchange Act, and "Description of Capital Stock" contained in the Registration Statement of the Company on Form S-1 (No. 33-8357).

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorpo-rated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

          See Paragraph 4 of Item 3 of Part II of this Registration
Statement.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Restated Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty, as directors, except for liability for any breach of directors' duty of loyalty to the Registrant or its stockholders, or acts or omissions not in good faith or which involve intentional misconduct or violation of law under Section 174 of the Dela-ware General Corporation Law, or any transaction from which a director derived an improper personal benefit. This provision of Registrant's Restated Certificate of Incorporation is consistent with the Delaware General Corporation Law, which permits Delaware corporations to include in their certificates of incorporation a provision limiting directors' liability for monetary damages for certain breaches of their fiduciary duties as directors.

          The Registrant's By-laws provide for indemnification of officers, directors and employees of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. Under the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, adminis-trative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or pro-ceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and that the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Registrant.

          The Registrant also maintains agreements with each of its directors requiring the Registrant to maintain in effect policies of directors' and officers' liability insurance in specified minimum amounts, or, in lieu thereof, to hold harmless and indemnify the director to the full extent of the coverage that would otherwise have been required to be provided pursuant to the agreement. In addition, the agreements require the Registrant to hold harmless and indemnify the director, to the full extent permitted by the Delaware General Corporation Law or any other statutory provisions authorizing or permitting indemnification of direc-tors, from and against any losses suffered or incurred by the director in excess of the amounts reimbursed under the Registrant's directors' and officers liability insurance policy or the indemnity provided in lieu thereof.

          The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the Delaware General Corporation Law,
Article VI of the Company's By-laws, Article IX of the Company's By-laws,
Article IX of the Company's Restated Certificate of Incorporation, as amended, and the above-mentioned agreements with each of the Company's directors, as applicable.

          See "Item 9, Undertakings" for a description of the Commission's position regarding such indemnification provisions.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.


Exhibit
Number         Description
_______        ___________

4.1.      Registrant's Restated Certificate of Incorporation
          (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 2-93987).

4.2.      Certificate of Amendment to the Registrant's Restated
          Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Registration State-ment No. 33-8357).

4.3. Registrant's By-laws, as amended October 10, 1996 (in-corporated by reference to Exhibit 3.3 to the Regis-trant's Annual Report on Form 10-K for the fiscal year ended August 31, 1997).

4.4.      1996 Amended and Restated Stock Option and Restricted Stock
          Purchase Plan of the Registrant.

5. Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered.

23.1. Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5).

23.2.     Consent of Arthur Andersen LLP.

24. Powers of Attorney (included on signature page to original filing).

ITEM 9.   UNDERTAKINGS.

          (a)  RULE 415 OFFERING

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-affective amendment to this registration statement:

                    (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

               (2) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effec-tive amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and con-trolling persons of the Registrant pursuant to the provisions described in
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabili-ties (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
<PAGE #>                        SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 29TH DAY OF JANUARY 1998.

                                   KING WORLD PRODUCTIONS, INC.



                                By /s/  Michael King
                                   __________________________________
                                   Michael King
                                   Chief Executive Officer


          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


      Signatures            Title                           Date
      __________            _____                           ____

                            Chief Executive Officer       January 29, 1998
/s/ Michael King             and Director
    Michael King            (Principal Executive Officer)



                           Director                      January 29, 1998
/s/ Roger King
    Roger King



                           Director                      January 29, 1998
/s/ Diana King
    Diana King



                           Director                      January 29, 1998
/s/ Richard King
    Richard King


                             Director                      January 29, 1998


/s/ Fredric D. Rosen
    Fredric D. Rosen



                            Director                      January 29, 1998
/s/ Raymond G. Chambers
    Raymond G. Chambers



                         Chief Financial Officer          January 29, 1998
/s/ Steven A. LoCascio
    Steven A. LoCascio    (Principal Financial and Accounting Officer)





<PAGE #>                       EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
_______                       ___________

4.1. Registrant's Restated Certificate of Incorpora-tion (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 2-
               93987).

4.2. Certificate of Amendment to the Registrant's Re-stated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's
               Registration Statement No. 33-8357).

4.3. Certificate of Amendment to the Registrant's Re-stated Certificate of Incorporation.

4.4.           Registrant's By-laws, as amended October 10, 1996
               (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1997).

4.5. 1996 Amended and Restated Stock Option and Re-stricted Stock Purchase Plan of the Registrant
               (incorporated by reference to Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1997).

5.             Opinion of Reboul, MacMurray, Hewitt, Maynard &
               Kristol with respect to the legality of the secu-rities being registered.

23.1.          Consent of Reboul, MacMurray, Hewitt, Maynard &
               Kristol (included in Exhibit 5).

23.2.          Consent of Arthur Andersen LLP.

24.            Powers of Attorney (included on signature page to
               original filing).
</TABLE.
<PAGE #>                                                        Exhibit 4.3

